Exhibit 10.10

SS Management Aggregator, LLC

INCENTIVE EQUITY AGREEMENT

THIS INCENTIVE EQUITY AGREEMENT (this “Agreement”) is made and entered into as of ___________, by and among SS Management Aggregator, LLC, a Delaware limited liability (“Aggregator”), Solo Stove Holdings, LLC, a Delaware limited liability company (“Holdings”), Frontline Advance LLC d/b/a Solo Stove, a Texas limited liability company (the “Company”), and ___________ (“Holder”).

WHEREAS, Holder acknowledges that Holder’s services have been and shall continue to be of special, unique and extraordinary value to Aggregator, Holdings, the Company and their respective Subsidiaries (collectively, the “Companies”) and that Holder has made substantial contributions to the growth and development of the Companies and the creation and preservation of the Companies’ goodwill; and

WHEREAS, Aggregator, Holdings and Holder desire to enter into an agreement (i) pursuant to which Holdings shall issue and sell, and Holder shall acquire and purchase, ___________ Incentive Units, which shall immediately be contributed to Aggregator in exchange for a corresponding number of Incentive Units in Aggregator, (ii) defining the relative rights of the Companies, on the one hand, and Holder, on the other hand, with respect to Confidential Information owned by the Companies to which Holder may have access or may contribute as a result of Holder’s relationship with the Companies and (iii) protecting the Companies’ legitimate business interests and goodwill and setting forth the obligation of Holder to refrain from competing with the Companies and soliciting or interfering with their employees and other business relations during Holder’s Relationship Period and for a period of time thereafter as provided herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Issuance of Incentive Units.

(a) Issuance and Acquisition. Upon execution of this Agreement and subject to the terms hereof, Holdings will issue and sell, and Holder will acquire and purchase, ___________ Incentive Units at a price of $0.000001 per Incentive Unit, and Holder will deliver to Holdings cash in the aggregate amount of $____. Concurrently with the closing of such purchase and sale, Holder will, and hereby does, contribute such Incentive Units to Aggregator in exchange for ___________ Incentive Units of Aggregator. Holdings will update the Schedule of Unitholders attached to the Holdings LLC Agreement and Aggregator will update the Schedule of Unitholders attached to the Aggregator LLC Agreement to reflect such issuance, and Holder deliver to Holdings a cashier’s or certified check or wire transfer of immediately available funds as payment for such Incentive Units. Of the Incentive Units issued and sold to Holder hereunder, ___________ of such Incentive Units are deemed “Time Vesting Units” for purposes of this Agreement, and the other ___________ of such Incentive Units are deemed “Performance Vesting Units” for purposes of this Agreement; provided, for the avoidance of doubt, that all references to “Incentive Units” in this Agreement shall refer to all Incentive Units issued and sold to Holder hereunder. All Incentive Units that have become vested under Section 2, if any, are collectively referred to herein as the “Vested Incentive Units.” All Incentive Units that have not become vested under Section 2 are collectively referred to herein as the “Unvested Incentive Units.”

(b) Participation Threshold. The Incentive Units issued hereunder have no Participation Threshold.

(c) Certain Representation and Warranties. In connection with the purchase and sale of the Incentive Units hereunder, Holder represents and warrants to Aggregator, Holdings and the Company as follows:

(i) The Incentive Units to be acquired by Holder pursuant to this Agreement will be acquired for Holder’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Incentive Units will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(ii) Holder is an executive officer or key employee of Holdings or another of the Companies and Holder is sophisticated in financial matters and is able to evaluate the risks and benefits of decisions respecting the investment in the Incentive Units.

(iii) Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission.

(iv) Holder is able to bear the economic risk of Holder’s investment in the Incentive Units for an indefinite period of time because the Incentive Units have not been registered under the Securities Act or applicable state securities laws and are subject to substantial restrictions on transfer set forth herein, in the Holdings LLC Agreement, and in the Aggregator LLC Agreement and, therefore, cannot be sold unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available and in compliance with such restrictions on transfer.

(v) Holder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Incentive Units and has had full access to such other information concerning the Companies and their Affiliates as Holder has requested.

(vi) Holder has either consulted with independent legal counsel regarding Holder’s rights and obligations under this Agreement, the Aggregator LLC Agreement, and the Holdings LLC Agreement or knowingly and voluntarily waived the opportunity to do so, and Holder fully understands the terms and conditions contained herein and therein.

(vii) Holder has received and carefully read a copy of the Aggregator LLC Agreement and the Holdings LLC Agreement and has duly executed the Aggregator LLC Agreement (either through a counterpart signature page or a joinder agreement thereto). This Agreement, the Aggregator LLC Agreement, the Holdings LLC Agreement and each of the other agreements contemplated hereby and thereby to be executed by

Holder constitute the legal, valid and binding obligation of Holder, enforceable in accordance with their terms, and the execution, delivery and performance of this Agreement, the Aggregator LLC Agreement, the Holdings LLC Agreement and the other agreements contemplated hereby and thereby executed or to be executed by Holder do not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Holder is a party or any judgment, order or decree to which Holder is subject or create any conflict of interest with Holdings or any of its Subsidiaries or Affiliates, or any of their present or former material business relations.

(viii) Holder is a resident of the state set forth under Holder’s name in Section 11.

(d) Certain Acknowledgments. As an inducement to Holdings and Aggregator to issue the Incentive Units to Holder, and as a condition thereto, Holder acknowledges and agrees that:

(i) neither the issuance of the Incentive Units to Holder nor any provision contained herein shall entitle Holder to remain in the employment of any of the Companies or affect the right of any of the Companies to terminate Holder’s employment at any time for any reason or no reason or confer upon Holder the right to continue Holder’s present (or any other) rate of compensation;

(ii) none of the Companies or any of their respective Affiliates shall have any duty or obligation to disclose to Holder, and Holder shall have no right to be advised of, any material information regarding any of the foregoing Persons at any time prior to, upon or in connection with, the repurchase of Incentive Units upon the termination of Holder’s employment with any of the Companies or as otherwise provided hereunder; and

(iii) for so long as Holder is employed by Aggregator, Holdings or any wholly-owned Subsidiary of Holdings, Holder may be deemed a partner (and not an employee) for tax purposes and any compensation received by Holder may be deemed guaranteed payments for all applicable federal, state and local income tax purposes; and

(iv) neither the issuance of Incentive Units to Holder hereunder nor any provision contained herein shall entitle Holder to receive or purchase any additional Incentive Units.

(e) Aggregator LLC Agreement. Upon Holder’s acquisition of Incentive Units and as a condition thereto, in the event that Holder is not already party thereto, Holder will execute and deliver to Holdings a counterpart signature page or a joinder agreement in the form attached hereto as Exhibit A to the Aggregator LLC Agreement and acknowledges and agrees that Holder is patty to and bound by the Aggregator LLC Agreement. All provisions of the Aggregator LLC Agreement are hereby incorporated herein in full by reference. To the extent not otherwise defined herein, defined terms shall have the meanings provided in the Aggregator LLC Agreement.

(f) Tax Matters. Within thirty (30) days after Holder’s purchase of Incentive Units, Holder will make an effective election with the Internal Revenue Service under Section 83(b) of the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“Code Section 83(b)”) in the form of Exhibit B attached hereto. Holder acknowledges and agrees that the making of an effective Code Section 83(b) election is entirely Holder’s decision and responsibility and that none of the Companies shall have any liability for any deficiency or any tax consequences of failing to make such an election on a timely basis. Upon Holder making an election under Code Section 83(b) (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States, Holder shall notify Holdings in writing of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or any other applicable provision.

(g) Compensation Arrangements. The parties hereto acknowledge and agree that this Agreement has been executed and delivered, and the Incentive Units have been issued hereunder, in connection with and as a part of the compensation and incentive arrangements among the Companies and Holder. This Agreement, together with the related provisions of the Holdings LLC Agreement and the Aggregator LLC Agreement, are intended to be a a “compensatory benefit plan” within the meaning of Rule 701 of the Securities Act and all Incentive Units issued hereunder are intended to qualify for an exemption from the registration requirements under the Securities Act pursuant to Rule 701 promulgated pursuant thereto and under applicable state securities laws.

(h) Spousal Consent. Upon execution of this Agreement, or if Holder subsequently becomes legally married (whether in the first instance or to a different spouse), promptly following such marriage, Holder shall deliver an executed spousal consent in the form of Exhibit C attached hereto, if applicable.

(i) Certification. In the event that any Incentive Units are certificated, all certificates evidencing such Incentive Units shall be held, subject to the other terms of this Agreement, the Aggregator LLC Agreement, and the Holdings LLC Agreement, by Aggregator for the benefit of Holder and the other holders of Incentive Units. Upon the occurrence of a permitted disposition to a third party of any such Incentive Units, Aggregator will return all such certificates (if any) evidencing Incentive Units to the record holders thereof or to the purchaser.

2. Vesting of Incentive Units.

(a) Vesting Schedules and Performance Thresholds. Except as otherwise provided in this Section 2, as and to the extent set forth below, Holder’s Incentive Units acquired hereunder will (for all purposes of this Agreement, the Aggregator LLC Agreement and otherwise) become, and be deemed as of any date to be, vested as and to the extent set forth in Section 2(a)(i), in the case of the Time Vesting Units, or as and to the extent set forth in Section 2(a)(ii), in the case of the Performance Vesting Units.

(i) If (and only it) as of each such date set forth in this Section 2(a)(i) Holder is then, and from the date of this Agreement continuously has been, employed by any of the Companies, the Unvested Incentive Units that are Time Vesting Units shall vest such that (A) on the date that is one (1) year from the date hereof, 25.00% of the number of Time Vesting Units issued hereunder (rounded down to the nearest whole Incentive

Unit) shall vest, (B) on each one-month anniversary of the date that is one (1) year from the date hereof, for the immediately subsequent 35 months, 2.09% of the number of Time Vesting Units issued hereunder (rounded down to the nearest whole Incentive Unit) shall vest, and (C) on the date that is four (4) years from the date hereof, all Time Vesting Units issued hereunder but not vested pursuant to clauses (A) and (B) of this Section 2(a)(i) shall vest; provided that, subject to Section 2(e), if for any reason Holder ceases to be employed by any of the Companies at any time after the date hereof (but on or prior to the date that is four (4) years from the date hereof), then as of the date Holder so ceases to be employed, (x) Holder’s Time Vesting Units will become, and be deemed to be thereafter, vested in an amount equal to the portion vested as of such cessation (it being understood that, if Holder ceases to be employed by any of the Companies prior to the date that is one (1) year from the date hereof, none of Holder’s Time Vesting Units issued hereunder shall vest) and (y) all further vesting of the Time Vesting Units shall cease.

(ii) If (and only if), as of the date of the Liquidity Event, Holder is then, and from the date of this Agreement continuously has been, employed by any of the Companies, then Unvested Incentive Units that are Performance Vesting Units shall vest as and to the extent specified below in connection with the Liquidity Event if, as of and through such Liquidity Event, the Investor Return equals or exceeds the amount set forth below, in each case, after taking into account dilution from all other “Incentive Units” and other incentive equity awards that may become vested in connection with such Liquidity Event:

(A)	0% of the Performance Vesting Units hereunder if the Investor Return is equal to or below 2.50;

(B)	100% of the Performance Vesting Units hereunder if the Investor Return equals or exceeds 4.00; and

(C)

a certain percentage of the Performance Vesting Units hereunder, determined on a straight line basis, basis, if the Investor Return exceeds 2.50 but is below 4.00 (e.g., if the Investor Return equals 3.25, 50.00% of the Performance Vesting Units hereunder shall vest).

provided that (I) upon consummation of a Liquidity Event, any Performance Vesting Units that remain Unvested Incentive Units (giving effect to vesting in connection with such Liquidity Event) automatically shall be forfeited and no longer outstanding and (II) if for any reason Holder ceases to be employed by Holdings or any of its Subsidiaries at any time after the date hereof, then as of the date Holder so ceases to be employed all further vesting of the Performance Vesting Units shall cease and, if that occurs prior to the Liquidity Event, none of Holder’s Performance Vesting Units issued hereunder shall vest.

(b) For Cause Termination. Notwithstanding the foregoing or anything herein to the contrary, in the event that Holder’s employment with any of the Companies is terminated by any of the Companies for Cause, none of the Incentive Units issued hereunder (whether held by Holder or one or more of Holder’s transferees, other than Aggregator, Holdings, the Summit Investors, the other Eligible Purchasers or any of their respective Affiliates or transferees, but in each case excluding Holder) shall be deemed vested and instead all such Incentive Units shall be Unvested Incentive Units.

(c) Vested and Unvested Units. All Incentive Units that have become vested hereunder, if any, are collectively referred to herein as the “Vested Incentive Units.” All Incentive Units that have not become vested hereunder are collectively referred to herein as the “Unvested Incentive Units.”

(d) Treatment of Unvested Incentive Units Upon a Sale of Holding. In the event of a Sale of Holdings during the Relationship Period that does not constitute a Sale Transaction, with respect to all Unvested Incentive Units issued to Holder (whether held by Holder or one or more of Holder’s transferees, other than Holdings, the Summit Investors or their Affiliates or the other Eligible Purchasers), Holdings or its successor-in-interest or the acquiring Person(s) in such Sale of Holdings shall assume and continue the Unvested Incentive Units (the “Sale Unvested Incentive Units”) and Holdings’ obligations and rights under this Agreement, mutatis mutandis, or shall substitute similar equity incentive awards for the Sale Unvested Incentive Units on similar terms as under this Agreement, in each case in connection with, and contingent upon, the closing of such Sale of Holdings, and the Sale Unvested Incentive Units (or such substituted similar equity incentive rights) shall continue to vest and become Vested Incentive Units in accordance with the terms of Section 2(a). Holder will enter into any documentation requested by the Board in connection with the foregoing.

(e) Acceleration of Vesting of Time Vesting Units upon a Sale Transaction. In the event of a Sale Transaction during the Relationship Period, all Unvested Incentive Units that are Time Vesting Units issued to Holder (whether held by Holder or one or more of Holder’s transferees, other than Holdings, the Summit Investors or their Affiliates or the other Eligible Purchasers) will be deemed to accelerate and become fully vested immediately prior to (and contingent upon consummation of) such Sale Transaction, and the holder of such Incentive Units will be entitled to participate in such Sale Transaction as if all of the Time Vesting Units issued under this Agreement were Vested Incentive Units at such time.

(f) Discretionary Acceleration. Notwithstanding anything to the contrary herein, the Board in its sole discretion, to the extent permitted by the Aggregator LLC Agreement and the Holdings LLC Agreement, at any time or from time to time (whether in connection with an initial Public Offering, a Sale of Holdings or otherwise), may cause any Unvested Incentive Units to become Vested Incentive Units (it being understood and agreed that Holder will have no part in any deliberations or decisions by the Board regarding any such acceleration).

3. Forfeiture and Repurchase of Incentive Units.

In the event that Holder ceases to be employed by any of the Companies for any reason (a “Separation”), (i) all of the Unvested Incentive Units (whether held by Holder or one or more of Holder’s transferees, other than Aggregator, Holdings, the Summit Investors, the other Eligible Purchasers or any of their respective Affiliates or transferees, but in any such case excluding Holder) automatically shall be forfeited and cease to be outstanding as of the effective date of such separation, without any payment in respect thereof and without further action on the part of Holder, Aggregator, Holdings or any other Person, and (ii) Aggregator, Holdings and the Summit Investors and the other Eligible Purchasers will have the right (but not the obligation) to repurchase all or any portion of the Vested Incentive Units (whether held by Holder or one or more of Holder’s transferees, other than Holdings, the Summit Investors or the other Eligible Purchasers or any of their respective Affiliates or transferees, but in any such case excluding Holder) pursuant to the terms and conditions set forth in Section 9.13 of the Holdings LLC Agreement and Section 9.7 of the Aggregator LLC Agreement.

4. Confidential Information.

(a) Protection of Confidential Information. Holder acknowledges that the continued success of the Companies depends upon the use and protection of a large body of confidential and proprietary information. All of such confidential and proprietary information now existing or to be developed in the future shall be referred to in this Agreement as “Confidential Information.” Confidential Information shall be interpreted as broadly as possible to include all information of any sort (whether merely remembered or embodied in a tangible or intangible form, and whether or not specifically labeled or identified as “confidential”) that is (i) related to the Companies’ (including any of their predecessors prior to being acquired by the Companies) current or potential business and (ii) not generally or publicly known. Confidential Information includes, without specific limitation, the information, observations and data obtained by Holder during the Relationship Period concerning the business and affairs of the Companies, and information concerning (A) acquisition opportunities in or reasonably related to the Companies’ business or industry of which Holder becomes aware prior to or during the Relationship Period, (B) identities and requirements of, contractual arrangements with and other information regarding the Companies’ employees (including personnel files and other information), suppliers, distributors, licensors, customers, independent contractors or other business relations and their confidential information, including credit ratings, bank account information and other information concerning customers (including all “Protected Health Information” within the meaning of the Health Insurance Portability and Accountability Act), (C) internal business information, including development, transition and transformation plans, methodologies and methods of doing business, strategic, staffing, training, marketing, promotional, sales and expansion plans and practices, including plans regarding planned and potential sales, historical and projected financial information, budgets and business plans, risk management practices, negotiation strategies and practices, opinion leader lists and databases, customer service approaches, integration processes, new and existing programs and services, cost, rate and pricing structures and terms and requirements and costs of providing service, support and equipment, (D) Trade Secrets, technology, know-how, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, flow charts, documentation, models, data and data bases, (E) computer software, including operating systems, applications and program listings, (F) devices, discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, photographs, reports and all similar or related information (whether or not patentable and whether or not reduced to practice), (G) copyrightable works, (H) intellectual property of every kind and description and (I) all similar and related information in whatever form. Holder further acknowledges that the Confidential Information obtained or learned by Holder during the course of Holder’s employment (including, for all purposes herein, prior to the date hereof with any predecessor prior to being acquired by the Company in any form of acquisition)

with the Companies concerning the business or affairs of the Companies is the property of the Companies. Therefore, Holder agrees that Holder shall not, directly or indirectly through any third party or Affiliate, disclose to any unauthorized Person or use for Holder’s own account or for any purpose other than as directly related to Holder’s performance of duties for the Companies any of such Confidential Information, whether or not developed by Holder, without the Board’s prior written consent, unless and to the extent that any Confidential Information (x) becomes generally known to and available for use by the public other than as a result of Holder’s acts or omissions to act or (y) is required to be disclosed pursuant to any applicable law or court order. Holder shall take reasonable and appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. Holder agrees to deliver to the Company at the end of the Relationship Period, or at any other time the Company may request in writing, all copies and embodiments, in whatever form, of memoranda, notes, plans, records, reports, studies and other documents and data, relating to the business or affairs of the Companies (including all Confidential Information and Work Product) that Holder may then possess or have under Holder’s control.

(b) Protected Disclosure.

(i) Nothing in this Agreement, the Aggregator LLC Agreement, or the Holdings LLC Agreement shall prohibit or restrict Aggregator, Holdings, Holdings’ Affiliates, Holder or their respective attorneys from: (A) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Agreement, the Aggregator LLC Agreement, the Holdings LLC Agreement or the Incentive Units granted hereunder, or as required by law or legal process, including with respect to possible violations of law; (B) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act; or (C) accepting any U.S. Securities and Exchange Commission awards. In addition, nothing in this Agreement, the Aggregator LLC Agreement, or the Holdings LLC Agreement prohibits or restricts Holdings, Holdings’ Affiliates or Holder from initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation.

(ii) Pursuant to 18 U.S.C. § 1833(b), Holder will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret of Aggregator, Holdings or its Affiliates that (A) is made (x) in confidence to a Federal, State, or local government official, either directly or indirectly, or to Holder’s attorney and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Holder files a lawsuit for retaliation by Aggregator or Holdings for reporting a suspected violation of law, Holder may disclose the trade secret to Holder’s attorney and use the trade secret information in the court proceeding, if Holder files any document containing the trade secret under seal and does not disclose the trade secret except under court order. Nothing in this Agreement or the Aggregator LLC Agreement or the Holdings LLC Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.

(c) Use of Confidential Information. During the Relationship Period, Holder shall not use or disclose to the Companies any confidential information or Trade Secrets, if any, of any former employers (other than any predecessor prior to being acquired by the Company in any form of acquisition) or any other Person to whom Holder has an obligation of confidentiality, and shall not bring onto the premises of the Companies any unpublished documents or any property belonging to any former employer or any other Person to whom Holder has an obligation of confidentiality unless consented to in writing by the former employer or Person. Holder shall use in the performance of Holder’s duties only information that is (i) generally known and used by persons with training and experience comparable to Holder’s and that is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) otherwise provided or developed by the Companies or (iii) in the case of materials, property or information belonging to any former employer or other Person to whom Holder has an obligation of confidentiality, approved for such use in writing by such former employer or person. If at any time during the Relationship Period Holder believes Holder is being asked to engage in work that will, or will be likely to, jeopardize any confidentiality or other obligations Holder may have to former employers, then Holder shall immediately advise the Company so that Holder’s duties can be modified appropriately.

(d) Past Employment. Holder represents and warrants that Holder took nothing that belonged to any former employer (other than any predecessor prior to being acquired by the Company in any form of acquisition) when Holder left Holder’s prior position and that Holder has nothing that contains any information that belongs to any former employer. If at any time Holder discovers this is incorrect, Holder shall promptly advise the Company and return any such materials to Holder’s former employer. The Companies do not want any such materials, and Holder shall not be permitted to use or refer to any such materials in the performance of Holder’s duties during the Relationship Period.

(e) Third-Party Information. Holder understands that the Companies and their Affiliates shall receive confidential or proprietary information from third parties (“Third-Party Information”) subject to a duty on the Companies’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Relationship Period and thereafter, and without in any way limiting the provisions of Section 4(a). Holder will hold Third-Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Companies who need to know such information in connection with their work for the Companies) or use, except in connection with Holder’s work for the Companies, Third-Party Information unless expressly authorized by a member of the Board in writing.

5. Ownership of Intellectual Property, Inventions and Patents.

Holder acknowledges that all intellectual property, including all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable), that relate to the Companies’ actual or anticipated business, research and development or existing or future products or services and that are conceived, developed, contributed to, made or reduced to practice by Holder (whether alone or jointly with others) while employed by the Companies (including by any predecessor prior to being acquired by the

Company in any form of acquisition), on or after the date of this Agreement, including any of the foregoing that constitutes any proprietary information or records (“Work Product”), belong to the Company or another Subsidiary of Holdings. Any copyrightable work prepared in whole or in part by Holder in the course of Holder’s work for any of the foregoing entities shall be deemed a “work made for hire” to the maximum extent permitted under copyright laws, and the Company shall own all rights therein. To the extent any such copyrightable work or the intellectual property rights in other Work Product is not a “work made for hire,” Holder hereby assigns (nunc pro tunc, effective as of the first date of Holder’s employment or engagement by any of the Companies) and agrees to assign to the Company all right, title and interest, including copyright and all other intellectual property rights, in and to such copyrightable work and other Work Product. Holder shall promptly disclose such Work Product to the Board and, at the Company’s expense, perform all actions reasonably requested by the Board (whether during or after the Relationship Period) to establish and confirm such ownership by the Company (including assignments, consents, powers of attorney and other instruments).

6. Non Competition and Non Solicitation

Holder acknowledges that in the course of Holder’s employment with any of the Companies, Holder has and will become with familiar with Aggregator’s, Holdings’ and its Subsidiaries’ and its Affiliates’ Trade Secrets, Confidential Information and intellectual property. Holder further acknowledges that Holder’s services shall be of special, unique and extraordinary value to the Companies. Therefore, in further consideration of the compensation to be paid to Holder hereunder and without limiting any other obligations of Holder pursuant to this Agreement, in order to protect the legitimate business interests and goodwill of the Companies, Holder accordingly covenants and agrees with the Companies that:

(a) Non Competition. During the Protection Period, Holder shall not directly or indirectly acquire or hold, beneficially or otherwise, any economic, financial or other interest (whether an equity interest or otherwise) in, act as an equity holder or employee, director/manager, independent contractor or representative of, manage, control, operate, consult with, render services in any capacity for, or otherwise participate in any Person (including any division, group or franchise of a larger organization), other than Aggregator, Holdings, the Company and their respective Subsidiaries, which engages in, or engages in the management or operation of any Person that engages in, any business that competes with or otherwise engages in any aspect of the Business in any geographic area in which any of the Companies conducts the Business or is planning to conduct the Business as of the date the Relationship Period ends, including the entire United States of America. For purposes of this Agreement, the term “participate in” shall include having any direct or indirect interest in any Person, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any Person (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise). Notwithstanding the restrictions specified in this Section 6, nothing herein shall be construed to prohibit Holder from owning, solely as a passive investment, the securities of a Person which are publicly traded on a national or regional stock exchange or on the over-the-counter market or investing through a private equity fund in securities of a Person that is not publicly traded; provided, that Holder does not, directly or indirectly, own 2% or more of any class of securities of such Person.

(b) Non Solicitation. During the Protection Period, Holder shall not directly or indirectly through another Person (other than the Companies) either individually or acting in concert with another Person or Persons (i) request, induce or attempt to influence any distributor, provider, licensor, supplier, member, customer of goods or services or other business relation of any of the Companies to curtail, cancel or refrain from maintaining or increasing the amount or type of business such distributor, provider, licensor, supplier, member, customer of goods or services or other business relation is currently transacting, or may be transacting during the Protection Period, with any of the Companies or modify its pricing or other terms of business with the Business (including by making any negative or disparaging statements or communications regarding any of the Companies), (ii) solicit for employment or retention, seek any business affiliation with or hire, employ or retain any Person who is, or at any time during the twelve (12) months prior to the termination of Holder’s Relationship Period was, an officer, employee or independent contractor of or consultant to any of the Companies, other than through general advertisements not intended to be specifically directed at such Person, or (iii) request, induce, influence or attempt to influence any Person who is, or at any time during the twelve (12) months prior to the termination of Holder’s Relationship Period was, an officer, employee or independent contractor of or consultant to any of the Companies to terminate his or her employment by or services to any of the Companies or in any way interfere with the relationship between with any of the Companies and any employee, officer or independent contractor thereof (for purpose of clarity, if Holder exercises his or her right to place general advertisements in accordance with the terms of the proviso set forth in clause (ii), such action shall not be deemed to be a violation of this clause (ii).

(c) Non-Disparagement. Without limiting any other obligation of Holder pursuant to this Agreement, Holder hereby covenants and agrees that, except as may be required by applicable law, Holder shall not make any statement, written or verbal, in any forum or media, or take any other action in disparagement of any of the Companies or of their respective Affiliates during the Relationship Period or any time after the termination of the Relationship Period.

(d) Blue-Pencil. If, at the time of enforcement of Section 4 or Section 5 or this Section 6, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Holder hereby acknowledges that the restrictions in Section 4, Section 5 and this Section 6 are reasonable and represents that Holder has either consulted with independent legal counsel regarding Holder’s rights and obligations under this Agreement or knowingly and voluntarily waived the opportunity to do so and that Holder fully understands the terms and conditions contained herein.

(e) Additional Acknowledgments. Holder acknowledges that the provisions of Section 4, Section 5 and this Section 6 are in consideration of (i) the issuance of Incentive Units by Holdings and Aggregator pursuant to this Agreement and (ii) additional good and valuable consideration as set forth in this Agreement. In addition, Holder agrees and acknowledges that the restrictions contained in Section 4, Section 5 and this Section 6 do not preclude Holder from earning a livelihood, nor do they unreasonably impose limitations on Holder’s ability to earn a living. In addition, Holder acknowledges (x) that that the Business of the Companies will be conducted throughout the United States and its territories and beyond, notwithstanding the state of organization or principal office of the Company or any of its Subsidiaries or facilities, or any of their respective executives or employees (including Holder), it is expected that Aggregator, Holdings and its Subsidiaries will have business activities and have valuable business relationships within its industry throughout the United States and its territories and beyond and (z) as part of Holder’s responsibilities, Holder will be traveling throughout the United States and other jurisdictions where Aggregator, Holdings and its Subsidiaries conduct business during the Relationship Period in furtherance of Aggregator, Holdings’ and its Subsidiaries’ business relationships. Holder agrees and acknowledges that the restrictions contained in Section 4, Section 5 and this Section 6 are necessary to protect the legitimate business interests of the Companies and that the potential harm to the Companies of the non-enforcement of any provision of Section 4 or Section 5 or this Section 6 outweighs any potential harm to Holder of its enforcement by injunction or otherwise. Holder acknowledges that Holder has carefully read this Agreement and either consulted with legal counsel of Holder’s choosing regarding its contents or knowingly and voluntarily waived the opportunity to do so, has given careful consideration to the restraints imposed upon Holder by this Agreement and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Companies and their Affiliates now existing or to be developed in the future. Holder expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, duration and geographical area. Holder understands and agrees that the restrictive covenants in this Agreement are in addition to, and not in lieu of, any confidentiality, non-competition, non-solicitation or other similar obligations contained in any other agreements between Holder and Aggregator, Holdings or any of its Subsidiaries or Affiliates, whether entered into before or after the date hereof (each, an “Additional Obligation”). By executing this Agreement, Holder acknowledges, reaffirms and agrees that Holder is and shall continue to be bound by the terms and conditions of such Additional Obligations.

(f) Remedies; Specific Performance. Each of the Companies hereof shall be entitled to enforce its rights under this Agreement specifically and to exercise all other rights existing in its favor. Holder covenants that Holder will not bring a declaratory judgment action or similar suit challenging the reasonableness or enforceability of any of the covenants set forth in this Agreement (provided that the foregoing shall not limit Holder challenging the reasonableness or enforceability of any of the covenants set forth in this Agreement as a defense to any action brought by any of the Companies) and that Holder will reimburse the Companies for all costs (including reasonable attorneys’ fees) incurred in connection with the Companies’ defense of any such action if Holder brings a declaratory judgment action or similar suit challenging the reasonableness or enforceability of any of the provisions of this Agreement. The parties hereto agree and acknowledge that in the event of the breach or a threatened breach by Holder of any of the provisions of Section 4 or Section 5 or this Section 6, the Companies would suffer material and irreparable harm and money damages would not be a sufficient or adequate remedy for any such breach and, in addition and supplementary to other rights and remedies existing in its favor whether hereunder or under any other agreement, at law or in equity, each of the Companies and the intended third party beneficiaries shall be entitled to specific performance and/or injunctive or other equitable relief from a court of law or equity of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond, deposit or other security). In addition, in the event of an alleged breach or violation by Holder of this Section 6, the Protection Period shall be tolled until such breach or violation has been duly cured.

(g) Non-Competition Following a Sale of Holdings. Holder agrees to execute a customary and reasonable sale-based non-compete agreement in connection with a Sale of Holdings.

7. Additional Restrictions on Transfer.

(a) Additional Condition to Transfer. Unless otherwise waived by Aggregator in its sole discretion, prior to any Transfer of any interest in any Incentive Units, Holder and any subsequent holder of Incentive Units shall cause the prospective transferee to be bound by the provisions of this Agreement affecting the Incentive Units proposed to be so Transferred and the holder thereof and to execute and deliver to Aggregator a joinder agreement to this Agreement in form and substance satisfactory to Aggregator.

(b) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Incentive Units in violation of any provision of this Agreement shall be void, and Aggregator shall neither record any such Transfer on its books nor treat any purported transferee of Incentive Units as the owner of such Incentive Units for any purpose.

(c) Aggregator LLC Agreement Restrictions. In addition, the Incentive Units are subject to the restrictions on Transfer set forth in the Aggregator LLC Agreement.

8. Power of Attorney; Certificated Units.

In order to secure the obligations of all holders of Incentive Units in respect of any exercise of a Repurchase Option hereunder or Transfer of any Incentive Units in accordance with this Agreement and the Aggregator LLC Agreement (including in an Approved Sale), each holder of Incentive Units hereby constitutes and appoints the Board (and any designee of the Board), with full power of substitution, as such holder’s true and lawful agent and attorney-in-fact, with full power and authority in such holder’s name, place and stead, to execute, swear to, acknowledge, deliver, file and record all instruments and other documents and do such other acts which the Board deems appropriate or necessary to effect or evidence any repurchase of Incentive Units pursuant to this Agreement or any other Transfer of the Incentive Units pursuant to the Aggregator LLC Agreement or Holdings LLC Agreement, and such power of attorney may be exercised at any time and from time to time. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive such holder’s death, disability, incapacity, dissolution, bankruptcy, insolvency or termination and the Transfer of all or any portion of the Incentive Units and shall extend to such holder’s heirs, successors, assigns and personal representatives. In addition, in the event that any Incentive Units are issued in the form of certificated Units, all certificates evidencing the Incentive Units shall be held by Aggregator or Holdings for Holder’s benefit and the benefit of the other Unitholders. The purpose of Aggregator’s or Holdings’ retention of the Unit certificates is solely to facilitate any repurchase of Incentive Units pursuant to this Agreement or any Transfer of the Incentive Units pursuant to the Aggregator LLC Agreement or Holdings LLC Agreement and does not constitute a pledge of, or the granting of a security interest in, the underlying Incentive Units.

9. Definitions.

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth for such terms in the Holdings LLC Agreement. In addition, for purposes of this Agreement, the following terms shall have the meanings set forth below:

“Aggregator LLC Agreement” means the Limited Liability Company Agreement of SS Management Aggregator, LLC, dated October 9, 2020.

“Company” or “Companies” means, for purposes of Sections 4 through 6 hereof shall mean Holdings and each of its Subsidiaries, including the Company.

“Eligible Purchasers” means each of the Summit Investors and each other Investor permitted to purchase Incentive Units pursuant to Section 9.13 of the Holdings LLC Agreement.

“Excluded Equity” means (i) any Equity Securities issued to any Summit Manager or to any Summit Investor in lieu of any Summit Manager in connection with an incentive equity arrangement made available in connection with service on the Board, (ii) any Equity Securities issued to the Summit Investors in connection with debt financings, refinancings, restructurings or similar transactions, and (iii) any securities issued directly or indirectly with respect to the foregoing securities referred to in clauses (i) and (ii) by way of a unit split, unit dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization.

“Freely Tradeable Securities” means any securities that (i) are readily marketable on a United States national stock market exchange, (ii) are not subject to any holdback, lockup or market standoff or similar agreement or any restriction on the disposition thereof under the terms of any other agreement with an unaffiliated third party or of any law, regulation or policy, and (iii) the holder thereof may sell immediately to the general public pursuant to an effective registration statement under the Securities Act or under Rule 144 under the Securities Act without limitation and without the necessity of any federal, state or local government consent, approval or filing (other than any notice filings that require no waiting periods) and without violation of federal or state securities laws.

“Holdings LLC Agreement” means the Limited Liability Company Agreement of Solo Stove Holdings, LLC, dated as of October 9, 2020, by and among Holdings and its Members, as amended, modified and waived from time to time.

“Incentive Units” means (i) the Incentive Units issued to Holder pursuant to this Agreement, and (ii) any securities issued directly or indirectly with respect to the foregoing securities by way of a Unit split, Unit dividend or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization. For the avoidance of doubt, Incentive Units shall continue to be Incentive Units in the hands of any holder other than Holder (except for Holdings or any Affiliate), and except as otherwise provided herein, each such other holder of Incentive Units shall succeed to all rights and obligations attributable to such Person as a holder of Incentive Units hereunder. In the event Holdings issues any Series 2 Incentive Units (or any similarly sequentially named Incentive Units), the Incentive Units hereunder shall be deemed Series 1 Incentive Units (or the first series of any similar sequence).

“Investor Cash Inflows” means, as of the date of the Liquidity Event and without duplication, the sum of (i) the aggregate amount of all Distributions made by Holdings in cash and/or Freely Tradeable Securities (which shall be valued at their Fair Market Value) that are actually received by the initial Summit Investors in respect of Summit Equity at or prior to such Liquidity Event, plus (ii) the aggregate amount of all cash and/or the Fair Market Value of all Freely Tradeable Securities actually received by the initial Summit Investors in respect of Summit Equity other than pursuant to a Distribution made by Holdings (including cash received in respect of non-cash assets previously received in respect of Summit Equity) at or prior to such Liquidity Event; provided, that (i) no amount received in respect of Excluded Equity or any debt securities or instruments or loan participations issued by Holdings or any of its Subsidiaries shall be included in any determination of Investor Cash Inflows hereunder, (ii) any determination of Investor Cash Inflows hereunder shall not include any expense reimbursements, management fees, transaction fees or the like received from time to time by the Summit Investors or any Summit Manager, (iii) Investor Cash Inflows will exclude Tax Distributions and, for the avoidance of doubt, deferred or contingent consideration unless and until actually received, and (iv) if a determination of Investor Cash Inflows is being made in connection with a reorganization to consummate an initial Public Offering, then for purposes of such determination, Investor Cash Inflows shall be deemed to include the amount the Summit Investors would receive in a liquidation of Holdings at the time of such initial Public Offering in accordance with Section 4.2 and Section 12.2 of the Holdings LLC Agreement with Holdings Total Equity Value being derived from the Offering Price.

“Investor Cash Outflows” means, as of the date of the Liquidity Event, the sum of (i) $250,000,000, constituting the aggregate Capital Contributions directly or indirectly made to Holdings by the Summit Investors with respect to the Class A Units purchased by the Summit Investors on or prior to the date hereof, plus (ii) the aggregate amount of all capital contributions made or deemed made directly or indirectly to Holdings or any of its Subsidiaries by the initial Summit Investors in respect of Summit Equity (including, for the avoidance of doubt, all Capital Contributions) after the date hereof, plus (iii) the aggregate amount paid by the initial Summit Investors for Summit Equity other than as a capital contribution after the date hereof; provided, that no amount paid or otherwise loaned by the Summit Investors to Holdings or any of its Subsidiaries for debt securities or instruments or loan participations issued by Holdings or any of its Subsidiaries shall be included in any determination of Investor Cash Outflows.

“Investor Return” means the quotient of (i) the Investor Cash Inflows, divided by (ii) the Investor Cash Outflows.

“Protection Period” means the period of time from the date of this Agreement until the two-year anniversary of the date of termination of Holder’s employment and engagement with the Companies.

“Relationship Period” means the period during which Holder remains in the employment of or services to any of the Companies and ending on the date on which Holder ceases employment with, or services to, any of the Companies for any reason.

“Trade Secrets” means the Companies’ trade secrets and other Confidential Information that the Companies have made reasonable efforts to keep confidential and that derive independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use.

10. Specific Performance; Remedies.

Each of the Companies and the intended third party beneficiaries shall be entitled to enforce its rights under this Agreement specifically, and to exercise all other rights existing in its favor. The parties acknowledge and agree that irreparable injury will result to the Companies if Holder breaches any of the provisions of this Agreement and that money damages would not be an adequate remedy for any such breach and that, in the event of a breach or threatened breach of any of the provisions of this Agreement, Aggregator and Holdings, in addition to other rights and remedies existing in its favor, shall be entitled to specific performance and/or immediate injunctive or other equitable relief from any court of competent jurisdiction (without the necessity of showing actual money damages, or posting any bond, deposit or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

11. Notices.

All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given only (i) when delivered personally to the recipient, (ii) one (I) business day after being sent to the recipient by reputable overnight courier service (charges prepaid) provided that confirmation of delivery is received, (iii) upon machine-generated acknowledgment of receipt after transmittal by electronic mail (provided, that a confirmation copy is sent via reputable overnight courier service for delivery within two (2) business days thereafter), or (iv) five (5) business days after being mailed to the recipient by certified or registered mail (return receipt requested and postage prepaid). Such notices, demands and other communications shall be sent to Executive at the address set forth on the signature page and to Aggregator, Holdings and the Company at the addresses indicated below or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party:

If to the Company, Aggregator, or Holdings:

SS Management Aggregator, LLC

c/o Summit Partners, L.P.

222 Berkeley Street

Boston, MA 02116

Attention: Matthew G. Hamilton

Email:

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

200 Clarendon Street

Boston, MA 020116

Attention: Matthew D. Cohn, P.C.; Dave Gusella

Email:

12. Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only in such jurisdiction and to the extent of such prohibition, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement in such jurisdiction or any provisions of this Agreement in any other jurisdiction. The parties agree that a court of competent jurisdiction making a determination of the invalidity or unenforceability of any term or provision of this Agreement shall have the power to reduce the scope, duration or area of any such term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision in this Agreement with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

13. Entire Agreement.

This Agreement, those documents expressly referred to herein and other documents dated as of even date herewith (including, for the avoidance of doubt, the Aggregator LLC Agreement and Holdings LLC Agreement) embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

14. No Strict Construction; Interpretation.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. No rule of strict construction shall be applied against any party. The use of the word “including” herein shall mean “including without limitation.” The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any reference to the masculine, feminine or neuter gender shall be deemed to include any gender or all three as appropriate. Except as otherwise expressly provided in this Agreement, all interpretations made by the Board (or its Compensation Committee), which interpretations shall be made in the Board’s (or its Compensation Committee’s) reasonable good faith discretion, with regard to any question arising under this Agreement (including, without limitation, with respect to the definitions contained in Section 9) shall be binding and conclusive on the Holder, the Company, Aggregator, and Holdings.

15. Not an Employment Agreement.

Holder and the Companies acknowledge and agree that this Agreement is not intended and should not be construed to grant Holder any right to continued employment with or provision of services to the Companies or to otherwise define the terms of Holder’s employment with or provision of services to the Companies. For the avoidance of doubt, this Agreement does not affect prior understandings, agreements or representations with respect to similar subject matter entered into in connection with or as a result of Holder’s provision of services to the Companies.

16. Successors and Assigns.

This Agreement will be binding upon and inure to the benefit of Holdings and Aggregator and any successor thereto (and such benefits shall be assignable to a successor without Holder’s consent), including any Persons acquiring directly or indirectly all or substantially all of the business or assets of Holdings or Aggregator whether by purchase, merger, consolidation, reorganization or otherwise. Except as otherwise provided herein, this Agreement will be binding upon and inure to the benefit of Holder and Holder’s successors and permitted assigns (including subsequent holders of Incentive Units); provided, that Holder’s rights and obligations under this Agreement shall not be assignable except as expressly permitted hereunder.

17. Choice of Law.

All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

18. Amendment and Waiver.

The provisions of this Agreement may be amended or waived only with the prior written consent of Holdings (as approved by the Board) and Holder, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including Aggregator’s and Holdings’ right to terminate the Relationship Period for Cause) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

19. Further Assurances.

Holder shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

20. Waiver of Jury Trial.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

21. “Corporate” Opportunity.

During the Relationship Period, Holder shall submit to the Board all business, commercial and investment opportunities or offers presented to Holder or of which Holder becomes aware which relate to the business of the Companies, at any time during Holder’s employment with any of the Companies (“Corporate Opportunities”). During Holder’s employment with any of the Companies, unless approved by the Board, Holder shall not accept or pursue, directly or indirectly, any Corporate Opportunities on Holder’s own behalf.

22. Holder’s Cooperation.

During Holder’s employment with any of the Companies and thereafter, Holder shall cooperate with the Companies in any internal investigation or administrative, regulatory or judicial investigation or proceeding or any dispute with any third party as reasonably requested by any of the Companies (including Holder being available to the Companies upon reasonable notice for interviews and factual investigations, appearing at any of the Companies’ request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Companies all pertinent information and turning over to the Companies all relevant documents which are or may come into Holder’s possession, all at times and on schedules that are reasonably consistent with Holder’s other permitted activities and commitments).

23. Third Party Beneficiaries.

Each of Holder, the Company, Aggregator, and Holdings acknowledges and agrees that each of the Eligible Purchasers and each of the Companies (if any) in addition to Aggregator, Holdings and the Company are intended third party beneficiaries of Holder’s covenants and agreements set forth herein, entitled to enforce this Agreement generally and further entitled to the benefit of all rights specified herein with respect to any of them, in each case as if parties.

24. Counterparts; Electronic Transmission.

This Agreement and any amendment hereto and any instruments or agreements executed in connection herewith or pursuant hereto may be executed in two or more separate counterparts (including counterparts delivered by means of facsimile or electronic transmission in portable document format (pdf) or comparable electronic transmission), any one of which need not contain the signatures of more than one party, but each of which will be treated in all manner and respects as an original and all of which together shall constitute one and the same agreement binding on all the parties hereto. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the party’s intent or the effectiveness of such signature. At the request of any party hereto or to any such amendment, agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such amendment, agreement or instrument shall raise the use of a facsimile machine or pdf electronic transmission or comparable electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or pdf or comparable electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Incentive Equity Agreement as of the date first written above.

AGGREGATOR

SS MANAGEMENT AGGREGATOR, LLC

By:
Name: John Merris
Title: Chief Executive Officer

HOLDINGS

SOLO STOVE HOLDINGS, LLC

By:
Name: John Merris
Title: President and Chief Executive Officer

THE COMPANY

FRONTLINE ADVANCE LLC

By:
Name: John Merris
Title: President and Chief Executive Officer

HOLDER

Name:

Notice to Holder:

Facsimile:

[Signature Page to Incentive Equity Agreement]

EXHIBIT A

JOINDER AGREEMENT

Effective upon the execution hereof, the undersigned hereby agrees to become a party to and bound by that certain Limited Liability Company Agreement of SS Management Aggregator, LLC, a Delaware limited liability company (“Holdings”), dated as of October 9, 2020, by and among the members of Aggregator, as amended, modified and waived from time to time (the “Aggregator LLC Agreement”). The undersigned, by executing this joinder agreement, shall be entitled to all of the rights and subject to all of the obligations of a Member, a Unitholder, an Executive Member and a holder of Incentive Units under the Aggregator LLC Agreement and the Holdings LLC Agreement (as defined in the Aggregator LLC Agreement).

Dated: ______________

Signature:

Name:
(please print)

EXHIBIT B

ELECTION TO INCLUDE SECURITIES IN GROSS

INCOME PURSUANT TO SECTION 83(b) OF

THE INTERNAL REVENUE CODE

The undersigned acquired from Solo Stove Holdings, LLC, a Delaware limited liability company (“Holdings”),                   Incentive Units of Holdings (the “Incentive Units”). Under certain circumstances, Holdings or other parties may have the right to repurchase some or all of the Incentive Units (in each case, whether such Incentive Units are held by the undersigned or a subsequent holder of the Incentive Units, if different from the undersigned) at a price equal to the lesser of cost and fair market value should the undersigned cease to be employed by Holdings and its subsidiaries. Hence, the Incentive Units are subject to a substantial risk of forfeiture and are nontransferable.

Based on current Treasury Regulation § 1.7211(b), Proposed Treasury Regulation § 1.7211(b)(1), and Revenue Procedures 9327 and 200143, the undersigned does not believe that issuance of the Incentive Units to the undersigned is subject to the provisions of § 83 of the Internal Revenue Code (the “Code”). In the event that the sale is so treated, however, the undersigned desires to make an election to have the receipt of the Incentive Units taxed under the provisions of Code § 83(b) at the time the undersigned acquired the Incentive Units.

Therefore, pursuant to Code § 83(b) and Treasury Regulation § 1.832 promulgated thereunder, the undersigned hereby makes an election with respect to the Incentive Units (as described in paragraph 2 below), to report as taxable income for calendar year 2021 the excess (if any) of the Incentive Unit’s fair market value on                 , over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation§ 1.832(e):

1. The name, address and social security number of the undersigned:

Name:

Address:

Tax ID Number:

2. A description of the property with respect to which the election is being made:                  Incentive Units of Holdings.

3. The date on which the property was transferred:                 . The taxable year for which such election is made: calendar year ____.

4. The restrictions to which the property is subject: If the undersigned ceases to be employed by Holdings and its subsidiaries for any reason, then all “unvested” Incentive Units will be forfeited automatically and all “vested” Incentive Units will be subject to repurchase by Holdings (and/or one or more its assignees or other parties) at a purchase price equal to their fair market value or, if such termination is for “Cause”, then all such “vested” Incentive Units will be deemed unvested and automatically shall be forfeited.

5. The fair market value on                 , of the property with respect to which the election is being made, determined without regard to any lapse restrictions and in accordance with Revenue Procedure 9327: $0.000001 per unit.

6. The amount paid for such property: $0.000001 per unit.

7. The amount to include in gross income: $0.00.

[The remainder of this page is intentionally blank.]

A copy of this election has been furnished to Holdings pursuant to Treasury Regulation § 1.83 2(d). The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. The undersigned is the person performing the services in connection with which the property was transferred.

Signature:

Name:
(please print)

EXHIBIT C

CONSENT

I, the undersigned spouse of                              hereby acknowledge that I have read the foregoing Incentive Equity Agreement (the “Agreement”) and that I understand its contents. I am aware that the Agreement and the Aggregator LLC Agreement and Holdings LLC Agreement provide for the repurchase of my spouse’s Incentive Units under certain circumstances and imposes other restrictions on the transfer of such Incentive Units. I agree that my spouse’s interest in the Incentive Units is subject to the Agreement and the Aggregator LLC Agreement and the Holdings LLC Agreement and any interest I may have in such Incentive Units shall be irrevocably bound by the Agreement and the Aggregator LLC Agreement and the Holdings LLC Agreement and further that my community property interest, if any, shall be similarly bound by the Agreement and the Aggregator LLC Agreement and the Holdings LLC Agreement.

I am aware that the legal, financial and other matters contained in the Agreement and the Aggregator LLC Agreement and the Holdings LLC Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing the Agreement and the Aggregator LLC Agreement and the Holdings LLC Agreement that I will waive such right.

I hereby appoint my spouse as my attorney-in-fact, to act in my name, place and stead with respect to any amendment of the Agreement and the Aggregator LLC Agreement and the Holdings LLC Agreement and with respect to the making and filing of an election under Internal Revenue Code Section 83(b) in connection with the purchase of the Incentive Units.

Capitalized terms used but not otherwise defined in this consent shall have the meanings set forth for such terms in the Agreement.

Signature:

Name:

(please print)

Date: